STANDARD & POOR'S       Frank A. Ciccotto, Jr.        55 Water Street-45th Floor
                        Senior Vice President         New York, NY  10041
                        Securities Evaluations        (212) 438-4417  Tel
                                                      (212) 438-7748  Fax
                                                      frank_ciccottojr@sandp.com




                                  May 26, 2015



First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

                    Re: The First Trust Combined Series 480

Gentlemen:

We have examined the Registration Statement File No. 333-203559, for the referenced Trust and acknowledge that Standard & Poor's Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 480. We hereby consent to the reference to Standard & Poor's Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                             Sincerely,



                                             Frank A. Ciccotto, Jr.